FOR IMMEDIATE RELEASE

Contacts:   Norman Black, Public Relations
            404-828-7593
            Teresa Finley, Investor Relations
            404-828-7359

                          STRONG VOLUME GROWTH PROPELS
                         UPS TO RECORD QUARTERLY PROFIT

                    INTERNATIONAL PROFIT JUMPS MORE THAN 50%;
                            U.S. GROUND VOLUME SURGES

         ATLANTA, Jan. 29, 2004 - Led by strong volume gains both in the United States and overseas and significant margin improvement within its international operation, UPS (NYSE:UPS) today reported a 19% jump in adjusted net income for the fourth quarter after excluding certain items that affect the year-ago comparison.

         The quarter's performance capped a record year for volume. UPS delivered 3.44 billion packages in 2003, or an average 13.64 million per day.

         For the quarter ended Dec. 31, consolidated revenue totaled $8.93 billion, up 8.2% from the $8.26 billion reported during the prior-year period as both the international and U.S. package businesses enjoyed strong volume gains. Average daily export volume increased 10% during the quarter, pushing consolidated international average daily volume to a record 1.4 million, an increase of 6.3%. Export volume out of the U.S. increased more than 10%, the largest such increase since 2000. Within the United States, average daily package volume jumped 4.9% to a record 13.8 million. U.S. ground volume surged 5.2%, while Next Day Air(R) volume climbed 3.5% and deferred air volume rose a solid 4%.

          For the three months ended Dec. 31, net income totaled $856 million or $0.75 per diluted share, compared to $1.5 billion or $1.32 per diluted share in the fourth quarter of 2002. However, excluding several items affecting comparisons between the periods, diluted earnings per share were $0.70 in 2003 and diluted earnings per share were $0.59 in 2002.

                  The items that affect comparisons include:

         - In the fourth quarter of 2003, UPS realized a gain on redemption of long-term debt of $18 million after tax. In addition, UPS lowered its effective tax rate to reflect improvements in state taxes, reducing its income tax expense by $39 million. Combined, these items increased diluted earnings per share for the most recent period by $0.05. Without these items, net income would have been $799 million.


                                    - more -

2-2-2

         - In the fourth quarter of 2002, the company booked a final settlement of a tax dispute with the Internal Revenue Service, reversing $1.02 billion of a tax assessment liability. In addition, the company reduced an accrual due to a change in its vacation policy, and also recorded a restructuring charge related to its UPS Supply Chain Solutions unit. These items increased the 2002 fourth quarter's net income by $832 million. Without these items, net income would have been $670 million.

          "Our fourth quarter performance underscores how effectively our strategies are working," said Scott Davis, UPS's chief financial officer. "All three of our business segments are showing expanded margins, led by international."

         Of particular note, Davis continued, was the strength of the 2003 peak holiday season, which was boosted by increasing levels of on-line shopping. UPS delivered more than 20 million packages on Peak Day. In a sign of increasing customer connectivity, packages sent using UPS Internet Ship climbed 50% compared to 2002 and tracking requests surged to a high of 12 million on the busiest day, up a third over the previous year. During the quarter, volume through The UPS Store(TM) doubled compared to the prior year.

Highlights by segment, excluding the adjustments described above, included:

         - U.S. package revenue rose 7% to $6.66 billion. Operating profit rose 9.6% to $911 million and margins improved to 13.7%. Average revenue per piece rose for all products, with the overall U.S. average revenue per piece increasing 1.9%.

         -        International package revenue rose 17% to $1.52 billion.
                  Operating profit for this segment increased 56% to $241 million. Operating margin reached 15.9%, the highest operating margin ever achieved by this segment.

         - The non-package segment saw operating profit rise 27% to $121 million. In the quarter, the UPS Supply Chain Solutions business unit signed a number of new contracts that will positively impact revenue growth in the first quarter.

         For the full year ended Dec. 31, 2003, consolidated revenue increased 7.1% to a record $33.5 billion, while operating profit rose 8.5% to $4.45 billion compared to $4.1 billion in 2002. Net income for the year totaled $2.9 billion compared to $3.2 billion in 2002. However, a number of items impact comparison of the two years. These items increased 2003's net income by $126 million and increased net income for 2002 by $760 million. Excluding the impact of these items, earnings per diluted share totaled $2.44 in 2003 compared to $2.14 in 2002.


                                    - more -

3-3-3

         Davis said the company is pleased with the momentum across all its business lines. "We continue to believe that our industry has great growth opportunities and that UPS has a business model that is creating superior returns, growth and consistency," the CFO said. "We're one of the few U.S. companies that's as successful internationally as it is at home, and our supply chain capabilities are making us an attractive `one-source provider' to customers. That's why we've set the goal of having all three segments operating with margins of more than 15% by 2007, our 100th anniversary."

         For 2004, UPS expects U.S. package volume growth rates of about 4%, Davis said. The company anticipates continued vibrant growth in the international segment with about a 20% increase in profitability, he continued. On the non-package side, the company expects a revenue increase in the low double-digits with a $50 million or more increase in profit.

         Davis said the company projects first quarter earnings in the range of $0.58 to $0.62 per diluted share versus an adjusted $0.52 last year. The company reaffirms its targeted earnings growth of 12-to-18% for the full year, he added.

         UPS is the world's largest package delivery company and a global leader in supply chain services, offering an extensive range of options for synchronizing the movement of goods, information and funds. Headquartered in Atlanta, Ga., UPS serves more than 200 countries and territories worldwide. UPS's stock trades on the New York Stock Exchange (UPS) and the company can be found on the Web at UPS.com.


                                      # # #


  THE NON-GAAP FINANCIAL MEASURES INCLUDED IN THIS PRESS RELEASE ARE RECONCILED
     TO THE COMPARABLE GAAP MEASURES IN THE SCHEDULES ATTACHED TO THIS PRESS
              RELEASE. ADDITIONAL DETAILED FINANCIAL SCHEDULES ARE
    AVAILABLE ON THE COMPANY'S WEB SITE AT WWW.SHAREHOLDER.COM/UPS/STOCK.CFM.



EDITOR'S NOTE: UPS CFO Scott Davis will discuss fourth quarter results with investors and analysts during a conference call later today at 10:00 a.m. (EST). That conference call is open to listeners through a live Webcast. To access the call, go to www.shareholder.com/UPS and click on "Earnings Webcast."

4-4-4


         Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements, including statements regarding the intent, belief or current expectations of UPS and its management regarding the company's strategic directions, prospects and future results, involve certain risks and uncertainties. Certain factors may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which we operate, governmental regulations, our competitive environment, strikes, work stoppages and slowdowns, increases in aviation and motor fuel prices, cyclical and seasonal fluctuations in our operating results, and other risks discussed in the company's Form 10-K and other filings with the Securities and Exchange Commission, which discussions are incorporated herein by reference.

                          UNITED PARCEL SERVICE, INC.
                    SELECTED FINANCIAL DATA - FOURTH QUARTER



                                                          QUARTER ENDED DECEMBER 31,
                                             ------------------------------------------------------           CHANGE 4Q 2003 VS.
                                                                                                            4Q 2002 (AS ADJUSTED)
                                                            2002           2002             2002        ---------------------------
                                               2003     AS REPORTED    ADJUSTMENTS      AS ADJUSTED        $               %
                                             --------------------------------------------------------------------------------------
(financial data in millions,
 except per share amounts)
STATEMENT OF INCOME DATA:
Revenue:
  U.S. domestic package                        $6,659      $6,224     $     --               $6,224        $435           7.0%
  International package                         1,518       1,298           --                1,298         220          16.9%
  Non-package                                     755         735           --                  735          20           2.7%
                                             -------------------------------------------------------------------
  Total revenue                                 8,932       8,257           --                8,257         675           8.2%

Operating expenses:
  Compensation and benefits                     5,036       4,540          197       (a)      4,737         299           6.3%
  Other                                         2,623       2,546         (106)      (b)      2,440         183           7.5%
                                             -------------------------------------------------------------------
  Total operating expenses                      7,659       7,086           91                7,177         482           6.7%

Operating profit:
  U.S. domestic package                           911       1,006         (175)      (a)        831          80           9.6%
  International package                           241         165          (11)      (a)        154          87          56.5%
  Non-package                                     121           -           95   (a),(b)         95          26          27.4%
                                             -------------------------------------------------------------------
  Total operating profit                        1,273       1,171          (91)               1,080         193          17.9%

Other income (expense):
  Investment income                                23          19           --                   19           4          21.1%
  Interest expense                                (27)        (52)          --                  (52)         25         -48.1%
  Gain on redemption of long-term debt             28          --           --                   --          28            N/A
  Tax assessment reversal                          --       1,023       (1,023)      (c)         --          --            N/A
                                             -------------------------------------------------------------------
  Total other income (expense)                     24         990       (1,023)                 (33)         57         -172.7%

Income before income taxes                      1,297       2,161       (1,114)               1,047         250          23.9%

Income taxes                                      441         659         (282)      (d)        377          64          17.0%

                                             -------------------------------------------------------------------
Net income                                     $  856      $1,502     $   (832)              $  670        $186          27.8%
                                             ===================================================================

Net income as a percentage of revenue             9.6%       18.2%                              8.1%

Per share amounts
  Basic earnings per share                     $ 0.76      $ 1.34                            $ 0.60
  Diluted earnings per share                   $ 0.75      $ 1.32                            $ 0.59

Weighted average shares outstanding
   Basic                                        1,132       1,124                             1,124
   Diluted                                      1,140       1,135                             1,135
                                             -------------------------------------------------------

(a) UPS recognized a credit to operating expense due to a change in our vacation policy of $197 million ($175 million - U.S. Domestic package, $11 million - International package, $11 million - Non-package).

(b) Non-package restructuring charge and related expenses of $106 million at our Supply Chain Solutions unit.

(c) $1.023 billion gain related to the settlement of a previously established tax assessment liability.

(d) Increased tax expense due to the tax provision on the credit to operating expenses resulting from the change in vacation policy and the tax assessment reversal, partially offset by the tax benefit resulting from the restructuring charge. Adjustment does not include a $26 million reduction in income tax expense due to favorable resolution of several other tax matters.

Certain prior year amounts have been reclassified to conform to the current year presentation. Results for the quarter ending December 31, 2003, include a pre-tax gain for the redemption of long-term debt of $28 million ($18 million after-tax). In addition, the company lowered its effective tax rate to reflect improvements in state taxes. The impact of this change was to reduce the provision for income taxes and increase net income by $39 million. Excluding the impact of these two items, diluted earnings per share would be $0.70.

                          UNITED PARCEL SERVICE, INC.
                    SELECTED OPERATING DATA - FOURTH QUARTER


                                           QUARTER ENDED DECEMBER 31,                    CHANGE
                                           --------------------------------------------------------------
                                             2003             2002               $                  %
                                           --------------------------------------------------------------
REVENUE (IN MILLIONS):
U.S. domestic package:
   Next day air                            $ 1,416          $ 1,356          $    60              4.4%
   Deferred                                    854              801               53              6.6%
   Ground                                    4,389            4,067              322              7.9%
                                           -----------------------------------------
      Total U.S. domestic package            6,659            6,224              435              7.0%
International package:
   Domestic                                    315              254               61             24.0%
   Export                                    1,081              910              171             18.8%
   Cargo                                       122              134              (12)            -9.0%
                                           -----------------------------------------
      Total International package            1,518            1,298              220             16.9%
Non-package:
    UPS Supply Chain Solutions                 559              544               15              2.8%
    Other                                      196              191                5              2.6%
                                           -----------------------------------------
       Total Non-package                       755              735               20              2.7%
                                           -----------------------------------------
Consolidated                               $ 8,932          $ 8,257          $   675              8.2%
                                           =========================================

Memo: Gross revenue
     UPS Supply Chain Solutions            $ 1,161          $ 1,129          $    32              2.8%

Consolidated volume (in millions)              929              885               44              5.0%

Operating weekdays                              61               61

AVERAGE DAILY PACKAGE VOLUME
(IN THOUSANDS):
U.S. domestic package:
   Next day air                              1,221            1,180               41              3.5%
   Deferred                                  1,115            1,072               43              4.0%
   Ground                                   11,505           10,938              567              5.2%
                                           -----------------------------------------
      Total U.S. domestic package           13,841           13,190              651              4.9%
International package:
   Domestic                                    866              831               35              4.2%
   Export                                      527              479               48             10.0%
                                           -----------------------------------------
      Total International package            1,393            1,310               83              6.3%
                                           -----------------------------------------
Consolidated                                15,234           14,500              734              5.0%
                                           =========================================

AVERAGE REVENUE PER PIECE:
U.S. domestic package:
   Next day air                            $ 19.01          $ 18.84          $  0.17              0.9%
   Deferred                                  12.56            12.25             0.31              2.5%
   Ground                                     6.25             6.10             0.15              2.5%
      Total U.S. domestic package             7.89             7.74             0.15              1.9%
International package:
   Domestic                                   5.96             5.01             0.95             19.0%
   Export                                    33.63            31.14             2.49              8.0%
      Total International package            16.43            14.57             1.86             12.8%
Consolidated                               $  8.67          $  8.35          $  0.32              3.8%
                                           =========================================


Certain prior year amounts have been reclassified to conform to the current year presentation.

                          UNITED PARCEL SERVICE, INC.
                     SELECTED FINANCIAL DATA - YEAR-TO-DATE

                                                           YEAR ENDED DECEMBER 31,
                                           -------------------------------------------------------------       CHANGE 2003 VS.
                                                           2002              2002               2002          2002 (AS ADJUSTED)
                                                                                                           ------------------------
                                              2003     AS REPORTED      ADJUSTMENTS          AS ADJUSTED      $              %
                                           ----------------------------------------------------------------------------------------
(financial data in millions,
   except per share amounts)
STATEMENT OF INCOME DATA:
Revenue:
  U.S. domestic package                     $ 25,022    $ 23,924         $     --              $ 23,924    $  1,098         4.6%
  International package                        5,561       4,680               --                 4,680         881        18.8%
  Non-package                                  2,902       2,668               --                 2,668         234         8.8%
                                            -----------------------------------------------------------------------
  Total revenue                               33,485      31,272               --                31,272       2,213         7.1%

Operating expenses:
  Compensation and benefits                   19,328      17,940              197(a)             18,137       1,191         6.6%
  Other                                        9,712       9,236             (106)(b)             9,130         582         6.4%
                                            -----------------------------------------------------------------------
  Total operating expenses                    29,040      27,176               91                27,267       1,773         6.5%

Operating profit:
  U.S. domestic package                        3,272       3,576             (175)(a)             3,401        (129)       -3.8%
  International package                          709         322              (11)(a)               311         398       128.0%
  Non-package                                    464         198               95(a),(b)            293         171        58.4%
                                            -----------------------------------------------------------------------
  Total operating profit                       4,445       4,096              (91)                4,005         440        11.0%

Other income (expense):
  Investment income (loss)                        18          63               --                    63         (45)      -71.4%
  Interest expense                              (121)       (173)              --                  (173)         52       -30.1%
  Gain on redemption of long-term debt            28          --               --                    --          28         N/A
  Tax assessment reversal                         --       1,023           (1,023)(c)                --          --         N/A
                                            -----------------------------------------------------------------------
  Total other income (expense)                   (75)        913           (1,023)                 (110)         35        31.8%

Income before income taxes                     4,370       5,009           (1,114)                3,895         475        12.2%

Income taxes                                   1,472       1,755             (282)(d)             1,473          (1)       -0.1%

FAS 142 cumulative adjustment, net                --         (72)              72(e)                 --
                                            -----------------------------------------------------------------------
Net income                                  $  2,898    $  3,182         $   (760)             $  2,422    $    476        19.7%
                                            =======================================================================


Net income as a percentage of revenue            8.7%       10.2%                                   7.7%

Per share amounts
  Basic earnings per share                  $   2.57    $   2.84                               $   2.16
  Diluted earnings per share                $   2.55    $   2.81                               $   2.14

Weighted average shares outstanding
   Basic                                       1,128       1,120                                  1,120
   Diluted                                     1,138       1,134                                  1,134
                                            -----------------------------------------------------------------------

(a) UPS recognized a credit to operating expense due to a change in our vacation policy of $197 million ($175 million - U.S. Domestic package, $11 million - International package, $11 million - Non-package).

(b) Non-package restructuring charge and related expenses of $106 million at our Supply Chain Solutions unit.

(c) $1.023 billion gain related to the settlement of a previously established tax assessment liability.

(d) Increased tax expense due to the tax provision on the credit to operating expenses resulting from the change in vacation policy and the tax assessment reversal, partially offset by the tax benefit resulting from the restructuring charge. Adjustment does not include a $26 million reduction in income tax expense due to favorable resolution of several other tax matters.

(e) $72 million cumulative adjustment upon adoption of FAS 142 on January 1, 2002 resulting from the impairment of our former Mail Technologies unit.

Certain prior year amounts have been reclassified to conform to the current year presentation.

                          UNITED PARCEL SERVICE, INC.
                              ANALYSIS OF EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 2003

                                         -------------------   ---------------   -------------   --------------  -----------------
                                                   1Q                2Q                3Q              4Q               Year
                                         -------------------   ---------------   -------------   --------------  -----------------
(financial data in millions,                        Diluted           Diluted         Diluted          Diluted             Diluted
  except per share amounts)                 $         EPS        $      EPS        $    EPS        $     EPS       $         EPS
                                         -------------------   ---------------   -------------   --------------  -----------------
Denominator for diluted EPS                            1,136             1,136           1,140            1,140              1,138
Net income, as reported                      611        0.54     692      0.61     739    0.65     856     0.75    2,898      2.55
Adjustments:
  Reduction of income tax expense            (55)      (0.05)                      (22)  (0.02)    (39)   (0.03)    (116)    (0.10)
  Investment impairment                       37        0.03                                                          37      0.03
  Sale of Mail Technologies                                      (14)    (0.01)                                     (14)     (0.01)
  Sale of Aviation Technologies                                                    (15)  (0.01)                     (15)     (0.01)
  Gain on redemption of long-term debt                                                             (18)   (0.02)    (18)     (0.02)
                                         -------    --------   -----   -------   -----  ------   -----   ------  -------    ------

Net income, as adjusted                  $   593    $   0.52   $ 678   $  0.60   $ 702  $ 0.62   $ 799   $ 0.70  $ 2,772    $ 2.44
                                         =======    ========   =====   =======   =====  ======   =====   ======  =======    ======

                          UNITED PARCEL SERVICE, INC.
                     SELECTED OPERATING DATA - YEAR-TO-DATE



                                                            YEAR ENDED DECEMBER 31,          CHANGE
                                                    ---------------------------------------------------------
                                                      2003           2002             $                 %
                                                    ---------------------------------------------------------
REVENUE (IN MILLIONS):
U.S. domestic package:
   Next day air                                      $ 5,580        $ 5,349        $   231            4.3%
   Deferred                                            2,982          2,868            114            4.0%
   Ground                                             16,460         15,707            753            4.8%
                                                    --------------------------------------
      Total U.S. domestic package                     25,022         23,924          1,098            4.6%
International package:
   Domestic                                            1,134            943            191           20.3%
   Export                                              4,001          3,276            725           22.1%
   Cargo                                                 426            461            (35)          -7.6%
                                                    --------------------------------------
      Total International package                      5,561          4,680            881           18.8%
Non-package:
    UPS Supply Chain Solutions                         2,126          1,969            157            8.0%
    Other                                                776            699             77           11.0%
                                                    --------------------------------------
       Total Non-package                               2,902          2,668            234            8.8%
                                                    --------------------------------------
Consolidated                                         $33,485        $31,272        $ 2,213            7.1%
                                                    ======================================

Memo: Gross revenue
     UPS Supply Chain Solutions                      $ 4,337        $ 3,864        $   473           12.2%

Consolidated volume (in millions)                      3,437          3,362             75            2.2%

Operating weekdays                                       252            252

AVERAGE DAILY PACKAGE VOLUME
(IN THOUSANDS):
U.S. domestic package:
   Next day air                                        1,185          1,111             74            6.7%
   Deferred                                              918            895             23            2.6%
   Ground                                             10,268         10,112            156            1.5%
                                                    --------------------------------------
      Total U.S. domestic package                     12,371         12,118            253            2.1%
International package:
   Domestic                                              786            779              7            0.9%
   Export                                                481            443             38            8.6%
                                                    --------------------------------------
      Total International package                      1,267          1,222             45            3.7%
                                                    --------------------------------------
Consolidated                                          13,638         13,340            298            2.2%
                                                    ======================================

AVERAGE REVENUE PER PIECE:
U.S. domestic package:
   Next day air                                      $ 18.69        $ 19.11        $ (0.42)          -2.2%
   Deferred                                            12.89          12.72           0.17            1.3%
   Ground                                               6.36           6.16           0.20            3.2%
      Total U.S. domestic package                       8.03           7.83           0.20            2.6%
International package:
   Domestic                                             5.73           4.80           0.93           19.4%
   Export                                              33.01          29.35           3.66           12.5%
      Total International package                      16.08          13.70           2.38           17.4%
Consolidated                                         $  8.77        $  8.37        $  0.40            4.8%
                                                    ======================================


Certain prior year amounts have been reclassified to conform to the current year presentation.